PROMISSORY NOTE

August 31, 2018

PRINCIPAL AMOUNT: $8,750,000.00

FOR VALUE RECEIVED, the undersigned, 3032 WILSHIRE INVESTORS LLC, a Colorado limited liability company ("**Borrower**"), whose address is 6400 S. Fiddlers Green Circle, Suite 1820, Greenwood Village, Colorado 80111, promises to pay to the order of LONE OAK FUND, LLC, a California limited liability company ("**Lender**"), at 11611 San Vicente Blvd., Suite 640, Los Angeles, California 90049, or at such other place as the Holder of this Note may from time to time designate in writing, in lawful money of the United States of America, the principal sum of EIGHT MILLION SEVEN HUNDRED FIFTY THOUSAND and No/100 Dollars ($8,750,000.00), and so much as may be advanced from time to time, with interest at the rate, and with principal and interest due and payable, all as set forth below. This Promissory Note is sometimes referred to herein as this "**Note**", and the loan evidenced by this Note is sometimes referred to herein as the "**Loan**". The Lender and/or its transferees or assigns are sometimes referred to herein as the "**Holder**" of this Note. This Note is secured by that certain Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith (the "Deed of Trust"), made by Borrower, as Trustor, for the benefit of Lender, as Beneficiary. Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Deed of Trust and the other Loan Documents associated with the Loan.

1.1 Maturity Date. The date when all sums due under this Note are due and payable is the "**Maturity Date**". The Maturity Date shall mean September 30, 2019.

1.2 Rate of Interest. The principal balance outstanding from time to time shall bear interest from and after the date advanced at the rate of SIX and NINE TENTHS per cent (6.90%) per annum (the "**Note Rate**").

1.3 Method of Computation of Interest. Interest for periods of one or more whole calendar months shall be calculated on the basis of one-twelfth (1/12) of one year's interest for each such month that principal is outstanding. Interest for a period of less than a whole calendar month shall be calculated on the basis of one-three hundred sixtieth (1/360) of one year's interest on the outstanding principal at the applicable rate times the number of days during such period that principal is outstanding.

1.4 Monthly Payments Prior to Maturity Date. On the first day of each calendar month commencing November 1, 2018 until the Maturity Date, there shall be due and payable a monthly payment in an amount equal to all accrued interest. Except as otherwise set forth herein or in the other Loan Documents, interest shall be paid in arrears.

1.5 Payment in Full upon Maturity Date. On the Maturity Date, the entire unpaid principal balance and all accrued interest shall be due and payable.

1.6 Prepayments. Borrower may prepay all or any part of the principal balance at any time without charge or premium; provided, however, that any partial prepayments of principal shall be made in even, one thousand dollar ($1,000) increments.

1.7 Payment by Electronic Funds Transfer. Until directed otherwise in writing by Holder, all monthly payments made under this Note shall be made by electronic funds transfer ("EFT") debit entries to Borrower's account at an Automated Clearing House member bank. Each payment shall be initiated by Holder through the Automated Clearing House network for settlement on the designated date. Prior to each payment due date, Borrower shall deposit and/or maintain sufficient funds in Borrower's account to cover each debit entry. Notwithstanding the above EFT requirements, payments of principal may be made via wire transfer.

1.8 Security. This Note is secured by, among other things, that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing of even date herewith (the "**Deed of Trust**"), encumbering Borrower's interest in real property described in the Deed of Trust and improvements located or to be located thereon, and certain personal property. This Note, the Deed of Trust, and all other present and future agreements, documents and instruments executed or to be executed in connection with the Loan, all extensions, renewals, substitutions, replacements and modifications of any of the foregoing documents are referred to herein, collectively, as the "**Loan Documents**".

1.9 Application of Payments. All payments received, irrespective of how they may be designated by Borrower, shall be applied in this order: first, to amounts other than interest and principal, if any, owing under this Note, the Deed of Trust or any of the other Loan Documents; second, to accrued interest; third, to principal; except that, after the occurrence and during the continuation of any Event of Default, all amounts received shall be applied in such order as Holder, in its sole discretion, may elect. Borrower waives the application of Sections 1479 and 2822(a) of the California Civil Code and any other statute or rule of law that would otherwise direct, or permit Borrower to direct, the order of application of payments made by Borrower or amounts otherwise received by Holder.

1.10 No Waiver by Acceptance of Overdue or Partial Payments. If Holder accepts payment of any overdue amount, or partial payment of an amount due and the remainder of such amount is unpaid, such acceptance shall in no event: (a) constitute a cure or waiver of Borrower's default with respect to such overdue or unpaid amount; (b) prevent Holder from exercising any of its rights and remedies with respect to Borrower's default; or (c) constitute a waiver of Holder's right to require full and timely payment of amounts becoming due thereafter or to exercise any of Holder's rights and remedies for any failure to so pay.

1.11 Late Payment Charge. Borrower acknowledges that late payment to Holder of any sums due hereunder will cause Holder to incur costs not contemplated hereunder, the exact amount of which would be impracticable or extremely difficult to ascertain. Such costs include processing and accounting costs, the expenses incurred and time and effort associated with recovering the delinquent payment, and the loss of timely use of the payment amount. Accordingly, if any amount due from Borrower, whether interest or principal, is not received by Holder or Holder's designee within ten (10) calendar days after its due date, Borrower shall then pay to Holder a late payment charge equal to TEN percent (10.00%) of such overdue amount (the

"**Late Charge**"). Notwithstanding the foregoing, there shall be no Late Charge assessed on or payable by Borrower in the event the principal balance of the Loan is not paid when due at maturity or earlier acceleration of the Loan. Borrower and Lender agree that such Late Charge represents a fair and reasonable estimate of the costs Holder will incur by reason of late payment. This provision shall not be construed as extending the time for payment of any amount under this Note, and acceptance of a Late Charge by Holder shall in no event constitute a waiver of Borrower's default with respect to the overdue amount nor prevent Holder from exercising any of its rights and remedies with respect to such default.

1.12 Default. The term "Default" shall mean the occurrence of an Event of Default as defined in the Deed of Trust. The existence of a Default shall be deemed to be on the first date of the occurrence of an Event of Default (the "Date of Default"), and all rights and remedies of Lender, Beneficiary and Trustee under the Loan Documents with respect thereto, with or without notice, shall be retroactive to the Date of Default.

1.13 Acceleration upon Default. Upon the occurrence of an Event of Default, Holder may, at its election, declare the entire balance of principal and accrued interest immediately due and payable. A delay by Holder in exercising any right of acceleration after an Event of Default shall not constitute a waiver of the Event of Default or of the right of acceleration or any other right or remedy for such Event of Default, including the imposition of the Default Rate (defined below) from the Date of Default. The failure by Holder to exercise any right of acceleration as a result of an Event of Default shall not constitute a waiver of the right of acceleration or any other right or remedy with respect to any other Event of Default, whenever occurring.

1.14 Interest Rate after Acceleration or Maturity. When this Note becomes due in full, whether by acceleration, upon an Event of Default, by the occurrence of the Maturity Date, or in any other manner, if Borrower fails to pay all amounts due, the unpaid principal balance and costs incurred shall, from and after such date due, and without notice, bear interest until paid at the rate of EIGHTEEN percent (18.00%) per annum (the "**Default Rate**").

1.15 Enforcement / Attorneys' Fees and Costs. Borrower shall immediately reimburse Holder for all fees and costs, including reasonable attorneys' fees and experts' fees and costs, incurred by Holder for: (a) enforcement of this Note or any of its terms, or the exercise of any rights or remedies hereunder and/or at law, in equity or otherwise, whether or not any action or proceeding is filed; (b) representation of Holder in any bankruptcy, insolvency, reorganization or other debtor-relief or similar proceeding of or relating to Borrower or Borrower's transferees or assigns, to any person liable (by way of guaranty, assumption, endorsement or otherwise) upon any of the obligations of this Note, or to the Property; or (c) representation of Holder in any action or proceeding relating to the Property, including, but not limited to, foreclosure, receivership, lien or stop-notice enforcement, bankruptcy, eminent domain and probate actions or proceedings, whether commenced by Holder or any other person, and whether commenced prior or subsequent to payment of all obligations under this Note. All such fees and costs shall bear interest until paid at the rate applicable from time to time under this Note. This section shall survive payment of all obligations under this Note and reconveyance of the deed of trust securing this Note.

1.16 Waivers by Borrower and Other Parties. The Borrowers, endorsers, guarantors and sureties of this Note hereby waive diligence, demand, presentment, notice of non-payment,

notice of dishonor, protest and notice of protest, agree that the time for performance of any obligation under this Note may be extended from time to time without notice, consent to the release without notice of any party liable hereon or herefor, consent to the addition without notice of parties liable hereon or herefor, and consent to the acceptance without notice of further security for this Note, including other types of security, all without in any way affecting their liability, and waive the right to plead any and all statutes of limitations as a defense to this Note, any guaranty hereof or any agreement to pay the obligations hereof, to the full extent permitted by law.

1.17 **Full Payment.** All amounts payable under this Note shall be paid in full without setoff, deduction or counterclaim. All amounts payable under this Note shall be free and clear of and without any deduction or withholding for or on account of any taxes, levies, duties, charges, fees, restrictions or conditions of any nature now or hereafter imposed by any country, federal, state, county or local government or any political subdivision or taxing authority thereof or therein. Borrower shall indemnify Holder against any such taxes, levies, imposts, duties, charges and fees (other than taxes on the income of Holder imposed by any taxing authority) which may be assessed against Holder or claimed or demanded from Holder in respect of any amount payable by Borrower hereunder, and against any costs, charges, expenses or liability arising out of or with respect to such assessment, claim or demand, to the full extent permitted by law.

1.18 **Time of the Essence.** Time is of the essence with respect to the payment and performance of the obligations under this Note.

1.19 **No Oral Waivers or Modifications.** No provision of this Note may be waived or modified orally, but only in a writing signed by Holder.

1.20 **Governing Law.** This Note shall be governed by and construed under the laws of the State of California, without regard to conflict of law provisions.

1.21 **Severability.** Every provision of this Note is intended to be several. If any provision of this Note is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the other provisions hereof, which shall remain binding and enforceable.

1.22 **Limitation upon Interest.** All agreements between the Borrower and Holder, now existing or hereafter arising, are hereby expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to Holder hereof for the use, forbearance or detention of money to be loaned hereunder or otherwise, or for the performance or payment of any covenant or obligation contained herein, exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever fulfillment of any provision hereof exceeds the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance Holder hereof shall ever receive as interest under this Note or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing hereunder (without charge for prepayment) and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal, such excess shall be refunded to Borrower.

1.23 Licenses. The loan evidenced by this Note has been negotiated and arranged by Lone Oak Industries Inc., a California corporation, licensed real estate brokers, California Bureau of Real Estate license identification number 01371863, for compensation paid by Borrower. Lender is licensed as a California Finance Lender, Department of Business Oversight license number 603B623.

1.24 Headings. Headings herein are used for convenience of reference only and do not define or limit the scope of provisions of this Note.

1.25 Successors and Assigns. This Note binds Borrower and its successors, permitted assigns, heirs, administrators and executors, and inures to the benefit of Holder and its successors, assigns, participants, heirs, administrators and executors. Holder in its sole discretion may transfer this Note, and may sell or assign participations or other interests in all or any part of this Note, all without notice to or consent of Borrower.

3032 WILSHIRE INVESTORS LLC, a Colorado limited liability company

By: 3032 WILSHIRE SM LLC, a Colorado limited liability company, its Manager

By ______________________
William R. Rothacker, Manager

Recording Requested By
NORTH AMERICAN TITLE COMPANY
Order No. 92002-1588964-18
APN: 4267-003-003; 4267-003-004
4267-003-050 (new)

When Recorded Mail To:

LONE OAK FUND, LLC
11611 San Vicente Boulevard, Suite 640
Los Angeles, CA 90049

DEED OF TRUST WITH ABSOLUTE ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING
(First Priority)

THIS DEED OF TRUST WITH ABSOLUTE ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "**Deed of Trust**"), made as of August 31, 2018 ("**Effective Date**"), is entered into by and among:

3032 WILSHIRE INVESTORS LLC, a Colorado limited liability company ("**Trustor**"), whose address is 6400 S. Fiddlers Green Circle, Suite 1820, Greenwood Village, Colorado 80111, and

LONE OAK INDUSTRIES INC., a California corporation ("**Trustee**"), whose address is 11611 San Vicente Boulevard, Suite 640, Los Angeles, California 90049, and

LONE OAK FUND, LLC, a California limited liability company ("**Beneficiary**"), whose address is 11611 San Vicente Boulevard, Suite 640, Los Angeles, California 90049.

Trustor irrevocably grants, conveys and assigns to Trustee, IN TRUST FOR THE BENEFIT OF BENEFICIARY, WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION, all of Trustor's right, title and interest, whether now owned or hereafter acquired, in and to that certain real property hereinafter described (the "**Land**"), together with, all buildings and other improvements and fixtures now or hereafter located thereon (the "**Improvements**"), all development rights, mineral and oil rights, appurtenances, easements and rights relating thereto, and all additions and accretions to, and the proceeds of, any of the foregoing (all of the foregoing being collectively referred to as the "**Property**");

PARCEL 1:

THAT PART OF LOT 3 ON BLOCK 11 OF THE ARTESIAN TRACT, IN THE CITY OF SANTA MONICA, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 4 PAGE 90 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST NORTHERLY CORNER OF SAID LOT; THENCE SOUTHERLY ALONG THE EASTERLY LINE OF SAID LOT, A DISTANCE OF 100 FEET; THENCE WESTERLY AND PARALLEL WITH WILSHIRE BOULEVARD, FORMERLY NEVADA AVENUE, 190 FEET; THENCE NORTHERLY PARALLEL WITH THE EASTERLY LINE OF SAID LOT, 100 FEET TO THE NORTHERLY LINE THEREOF; THENCE EASTERLY ALONG SAID NORTHERLY LINE, 190 FEET TO THE POINT OF

BEGINNING.

PARCEL 2:

THE NORTHEASTERLY 70 FEET OF LOT 2 IN BLOCK 11 OF ARTESIAN TRACT, IN THE CITY OF SANTA MONICA, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 4 PAGE 90 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF LOS ANGELES.

For the purpose of securing the payment of the indebtedness under a loan (the "**Loan**") from Beneficiary to Trustor evidenced by a Promissory Note (the "**Note**") in the principal amount of EIGHT MILLION SEVEN HUNDRED FIFTY THOUSAND and No/100 Dollars ($8,750,000.00), including future advances thereunder, if any, together with the payment of all other sums becoming due and payable to Beneficiary under the documents and instruments evidencing or securing the Loan (together with this Deed of Trust, the "**Loan Documents**"), and the performance of all covenants and obligations of Trustor under the Loan Documents, payment of all other obligations owed by Trustor to Beneficiary that by their terms recite that they are secured by this Deed of Trust, and all modifications, extensions and renewals of any of the obligations secured hereby, however evidenced (collectively the "**Secured Obligations**"). The term "obligations" is used herein in its broadest and most comprehensive sense and shall be deemed to include, without limitation, all principal, interest, prepayment charges (if any), late charges, other charges, payments, and loan fees at any time accruing or assessed on any of the Secured Obligations.

All terms of the Secured Obligations and the documents evidencing such obligations are incorporated herein by this reference. Any and all persons or entities who may have or acquire an interest in all or any part of the Property shall be deemed to have notice of the terms of the Secured Obligations.

ARTICLE 1. ASSIGNMENT OF LEASES AND RENTS

1.1 **Assignment**. Trustor hereby irrevocably assigns to Beneficiary all of Trustor's right, title and interest in, to and under: (a) all leases of the Property or any portion thereof, and all other agreements of any kind relating to the use or occupancy of the Property or any portion thereof, whether now existing or entered into after the date hereof ("**Leases**"); and (b) the rents, revenue, income, issues, deposits security deposits, letters of credit, lease bonds and other deposit substitutes or credit enhancements and profits of the Property, including, without limitation, all amounts payable and all rights and benefits accruing to Trustor under the Leases ("**Payments**"). The term "Leases" shall also include all guarantees of and security for the lessees' performance thereunder, and all amendments, extensions, renewals or modifications thereto which are permitted hereunder. This is a present and absolute assignment, not an assignment for security purposes only, and Beneficiary's right to the Leases and Payments is not contingent upon, and may be exercised without possession of, the Property.

1.2 **Grant of License**. Beneficiary confers upon Trustor a license ("**License**") to collect and retain the Payments as they become due and payable, until the occurrence of a Default (as hereinafter defined). Upon a Default, the License shall be automatically revoked and Beneficiary may collect and apply the Payments pursuant to Section 4.4 without notice and without taking possession of the Property. Trustor hereby irrevocably authorizes and directs the lessees under the Leases to rely upon and comply with any notice or demand by Beneficiary for the payment to Beneficiary of any rental or other sums which may at any time become due under the Leases, or for the performance of any of the lessees' undertakings under the Leases, and the lessees shall have no right or duty to inquire as to whether any Default has actually occurred or is then existing hereunder. Trustor hereby relieves the lessees from any liability to Trustor by reason of relying upon and complying with any such notice or demand by Beneficiary.

1.3 **Effect of Assignment**. The foregoing irrevocable assignment shall not cause Beneficiary to be: (a) a mortgagee in possession; (b) responsible or liable for performing any of the terms, agreements, undertakings,

obligations, representations, warranties, covenants and conditions of the Leases; or (c) responsible or liable for any waste committed on the Property by the lessees under any of the Leases or any other parties; for any dangerous or defective condition of the Property; or for any negligence in the management, upkeep, repair or control of the Property. Beneficiary shall not be liable to Trustor or any other person as a consequence of: (i) the exercise or failure to exercise by Beneficiary any of the rights, remedies or powers granted to Beneficiary hereunder; or (ii) the failure of Beneficiary to perform or discharge any obligation, duty or liability of Trustor arising under the Leases.

1.4 **Representations and Warranties**. Trustor represents and warrants that: (a) on the Effective Date, there are no Leases at the Property other than those set forth in writing and delivered to Beneficiary; (b) all existing Leases are in full force and effect and are enforceable in accordance with their respective terms, and no breach or default, or event which would constitute a breach or default after notice or the passage of time, or both, exists under any existing Leases on the part of any party; (c) no rent or other payment under any existing Lease has been paid by any lessee for more than one (1) month in advance; and (d) none of the lessor's interests under any of the Leases has been transferred or assigned, except for an assignment to the lender under the loan being refinanced and repaid by the Loan ("Existing Loan").

1.5 **Leasing Covenants**. For purposes hereof, the term "**Current Lease**" means any Lease for occupancy of the existing building on the Property or other improvements on the Property as in existence on the Effective Date (and all amendments and modifications thereto), and a "**Development Lease**" means any Lease for future occupancy of the improvements contemplated to be constructed on the Property by Trustor. Trustor covenants and agrees at Trustor's sole cost and expense to: (a) perform the obligations of lessor contained in the Leases and, if applicable, enforce by all available remedies performance by the lessees of the obligations of the lessees contained in the Leases; (b) give Beneficiary prompt written notice of any default which occurs with respect to any of the Leases, whether the default be that of the lessee or of the lessor; (c) intentionally omitted; (d) deliver to Beneficiary fully executed, counterpart original(s) of each and every Lease if requested to do so; and (e) execute and record such additional assignments of any Lease or specific subordinations (or subordination, attornment and non-disturbance agreements executed by the lessor and lessee) of any Lease to the Deed of Trust, in form and substance acceptable to Beneficiary, as Beneficiary may reasonably request. Trustor shall not, without Beneficiary's prior written consent: (i) enter into any Current Leases after the date hereof with a term in excess of one year (including extensions); (ii) execute any other assignment relating to any of the Leases; (iii) discount any rent or other sums due under the Current Leases or collect the same in advance, other than to collect rentals one (1) month in advance of the time when it becomes due; or (iv) modify or amend any of the terms of the Current Leases to extend beyond one year. Trustor shall not enter into any Development Leases after the Effective Date unless either (A) Trustor has obtained Beneficiary's prior written consent, not to be unreasonably conditioned, delayed or withheld, or (B) the Development Lease includes a provision that allows the Development Lease to be terminated by Beneficiary upon a foreclosure or transfer in lieu thereof, in such party's sole discretion. Any such attempted action in violation of the provisions of this Section 1.5 shall be null and void. Without in any way limiting the requirement of Beneficiary's consent hereunder, any sums received by Trustor in consideration of any termination (or the release or discharge of any lessee), modification or amendment of any Current Lease shall be applied to reduce the outstanding Secured Obligations and any such sums received by Trustor shall be held in trust by Trustor for such purpose.

1.6 **Estoppel Certificates**. Within thirty (30) days after written request by Beneficiary, Trustor shall deliver to Beneficiary, and to any party designated by Beneficiary, estoppel certificates executed by Trustor and by each of the lessees, under any Current Lease, certifying (if such be the case): (a) that the foregoing assignment and the Current Leases are in full force and effect; (b) the date of each lessee's most recent payment of rent; (c) that there are no defenses or offsets outstanding, or stating those claimed by Trustor or lessees under the foregoing assignment or the Leases, as the case may be; and (d) any other information reasonably requested by Beneficiary.

ARTICLE 2. SECURITY AGREEMENT AND FIXTURE FILING

2.1 **Security Interest**. Trustor hereby grants and assigns to Beneficiary a security interest, to secure payment and performance of all of the Secured Obligations, in all of the following described personal property, in which Trustor now or at any time hereafter has any interest (collectively, the "Collateral"):

All goods, building and other materials, supplies, inventory, work in process, equipment, machinery, fixtures, furniture, furnishings, signs and other personal property and embedded software included therein and supporting information, wherever situated, which are or are to be incorporated into, used in connection with, or appropriated for use on the Land and the Improvements; together with all rents and security deposits derived from Land and Improvements; all accounts, cash receipts, deposit accounts, accounts receivable, contract rights, licenses, agreements, general intangibles, payment intangibles, software, chattel paper (whether electronic or tangible), instruments, documents, promissory notes, drafts, letters of credit, letter of credit rights, supporting obligations, insurance policies, insurance and condemnation awards and proceeds, proceeds of the sale of promissory notes, any other rights to the payment of money arising from or related to the ownership, management, leasing, operation, sale or disposition of the Land and the Improvements; all development rights and credits, and any and all permits, consents, approvals, licenses, authorizations and other rights granted by, given by or obtained from, any governmental entity with respect to the Land and the Improvements, or any of their affiliates; all water and water rights, wells and well rights, canals and canal rights, ditches and ditch rights, springs and spring rights, and reservoirs and reservoir rights appurtenant to or associated with the Land and the Improvements, whether decreed or undecreed, tributary, non-tributary or not non-tributary, surface or underground or appropriated or unappropriated, and all shares of stock in water, ditch, lateral and canal companies, well permits and all other evidences of any of such rights; all deposits or other security now or hereafter made with or given to utility companies by Trustor with respect to the Land and the Improvements; all advance payments of insurance premiums made by Trustor with respect to the Land and the Improvements; all plans, drawings and specifications relating to the Land and the Improvements; all loan funds held by Beneficiary, whether or not disbursed; all funds deposited with Beneficiary pursuant to any loan agreement; all reserves, deferred payments, deposits, security deposits, letters of credit, lease bonds and other deposit substitutes, credit enhancements, other like items, accounts, refunds, cost savings and payments of any kind related to the Land and the Improvements or any portion thereof; together with all replacements and proceeds of, and additions and accessions to, any of the foregoing; together with all books, records and files relating to any of the foregoing.

As to all of the above described personal property, which is or which hereafter becomes a "fixture" under applicable law, this Deed of Trust constitutes a fixture filing under the California Uniform Commercial Code, as amended or recodified from time to time ("UCC").

2.2 **Representations and Warranties**. Trustor represents and warrants that: (a) Trustor has, or will have, good title to the Collateral; (b) Trustor has not previously assigned or encumbered the Collateral, and no financing statement covering any of the Collateral has been delivered to any other person or entity, other than in connection with the Existing Loan; (c) Trustor's principal place of business is located at the address shown in the heading of this Deed of Trust; and (d) Trustor's legal name is exactly as set forth on the first page of this Deed of Trust and all of Trustor's organizational documents or agreements delivered to Beneficiary are complete and accurate in every respect.

2.3 **Covenants**. Trustor agrees: (a) to execute and deliver such documents as Beneficiary reasonably deems necessary to create, perfect and continue the security interests contemplated hereby; (b) not to change its name, and as applicable, its chief executive office, its principal residence or the jurisdiction in which it is

organized and/or registered without giving Beneficiary prior written notice thereof; (c) to cooperate with Beneficiary in perfecting all security interests granted herein and in obtaining such agreements from third parties as Beneficiary deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights hereunder; and (d) that Beneficiary is authorized to file financing statements in the name of Trustor to perfect Beneficiary's security interest in Collateral.

2.4 Remedies. This Deed of Trust constitutes a security agreement with respect to the Collateral in which Beneficiary is granted a security interest. Beneficiary has all of the rights and remedies of a secured party under the California Uniform Commercial Code as well as all other rights and remedies available at law or in equity. Trustor agrees to execute and deliver on demand, and irrevocably constitutes and appoints Beneficiary the attorney-in-fact of Trustor to execute, deliver, and file, any security agreements, financing statements, continuation statements, or other instruments that Beneficiary may request to impose, perfect or continue the perfection of the lien or security interest created by this Deed of Trust. Upon the occurrence of a Default (as hereinafter defined), Beneficiary will have the right to sell at any public or private sales as permitted by applicable law any of the Collateral that is personal property. Beneficiary will also have any other rights and remedies, whether at law, in equity, or by statute that are available to secured creditors. Any disposition may be conducted by an employee or agent of Beneficiary or Trustee. Any person or entity, including both Trustor and Beneficiary, will be eligible to purchase any part or all of the Collateral at any disposition.

2.5 Expenses. Expenses of retaking, holding and preparing for sale, selling, or the like will be borne by Trustor and will include Beneficiary's and Trustee's reasonable attorneys' fees and legal expenses. Trustor, on demand, will assemble the Collateral and make it available to Beneficiary at the Property, a place deemed to be reasonably convenient to Beneficiary and Trustor. Beneficiary will give Trustor at least ten (10) days' prior written notice of the time and place of any public sale or other disposition of the Collateral or of the time of or after which any private sale or any other intended disposition is to be made. If the notice is sent to Trustor in the manner provided for the mailing of notices in this Deed of Trust, it is deemed reasonable notice to Trustor.

ARTICLE 3. RIGHTS AND DUTIES OF THE PARTIES

3.1 Title. Trustor represents and warrants that, except as disclosed to Beneficiary in a writing which refers to this warranty, Trustor lawfully holds and possesses fee simple title to the Property without limitation on the right to encumber, and that this Deed of Trust is a first and prior lien on the Property.

3.2 Taxes and Assessments. Trustor shall pay prior to delinquency all taxes, assessments, levies and charges imposed by any public or quasi-public authority or utility company which are or which may become a lien upon or cause a loss in value of the Property or any interest therein (the "**Impositions**"). Trustor shall also pay prior to delinquency all Impositions imposed by reason of its interest in any Secured Obligation or in the Property, or by reason of any payment made to Beneficiary pursuant to any Secured Obligation; provided, however, Trustor shall have no obligation to pay taxes which may be imposed from time to time upon Beneficiary and which are measured by and imposed upon Beneficiary's net income.

3.3 Performance of Secured Obligations. Trustor shall promptly pay and perform each Secured Obligation when due.

3.4 Liens, Encumbrances and Charges. Trustor shall immediately discharge any lien not approved by Beneficiary in writing that has or may attain priority over this Deed of Trust. Trustor shall pay when due all obligations secured by or which may become liens and encumbrances which shall now or hereafter encumber or appear to encumber all or any part of the Property or Collateral, or any interest therein, whether senior or subordinate hereto.

3.5 **Damages, Insurance and Condemnation Proceeds**. The following (whether now existing or hereafter arising) are all absolutely and irrevocably assigned by Trustor to Beneficiary and, at the request of Beneficiary, shall be paid directly to Beneficiary: (i) all awards of damages and all other compensation payable directly or indirectly by reason of a condemnation or proposed condemnation for public or private use affecting all or any part of, or any interest in, the Property or Collateral; (ii) all other claims and awards for damages to, or decrease in value of, all or any part of, or any interest in, the Property or Collateral; (iii) all proceeds of any insurance policies (whether or not expressly required by Beneficiary to be maintained by Trustor, including, but not limited to, earthquake insurance and terrorism insurance, if any) payable by reason of loss sustained to all or any part of the Property or Collateral; and (iv) all interest which may accrue on any of the foregoing. Subject to applicable law, and without regard to any requirement contained in Section 3.6(d), Beneficiary may at its discretion apply all or any of the proceeds it receives to its expenses in settling, prosecuting or defending any claim and may apply the balance to the Secured Obligations in such order and amounts as Beneficiary in its sole discretion may choose, and/or Beneficiary may release all or any part of the proceeds to Trustor upon any conditions Beneficiary may impose. Beneficiary may commence, appear in, defend or prosecute any assigned claim or action and may adjust, compromise, settle and collect all claims and awards assigned to Beneficiary. At its sole option, Beneficiary may permit insurance or condemnation proceeds held by Beneficiary to be used for repair or restoration but may condition such application upon reasonable conditions.

3.6 **Maintenance and Preservation of the Property**. Trustor covenants: (a) to insure the Property and Collateral against such risks as Beneficiary may reasonably require (excluding earthquake and flood) and, at Beneficiary's request, to provide evidence of such insurance to Beneficiary, and to comply with the requirements of any insurance companies providing such insurance; (b) to keep the Property and Collateral substantially in its current condition and repair (except for damage by casualty); (c) not to remove or demolish the Property or Collateral or any part thereof (except in connection with a casualty), not to alter, restore or add to the Property or Collateral without Beneficiary's prior written consent; (d) not to initiate or acquiesce in any change in any zoning or other land classification which affects the Property without Beneficiary's prior written consent; (e) to restore only so much of the Property and Collateral damaged by casualty as may be necessary to place the Property and Collateral in safe condition, whether Beneficiary elects to require that insurance proceeds be used to reduce the Secured Obligations as provided in Section 5.6; (f) to comply with all laws, ordinances, regulations and standards, and all covenants, conditions, restrictions and equitable servitudes of every kind and character which affect the Property or Collateral and pertain to acts committed or conditions existing thereon; (g) not to commit or permit waste of the Property or Collateral; and (h) to do all other acts which from the character or use of the Property or Collateral may be reasonably necessary to reasonably maintain the existing buildings thereon and preserve its value.

3.7 **Defense and Notice of Losses, Claims and Actions**. At Trustor's sole expense, Trustor shall protect, preserve and defend the Property and Collateral and title to and right of possession of the Property and Collateral, the security hereof and the rights and powers of Beneficiary and Trustee hereunder against all adverse claims. Trustor shall give Beneficiary and Trustee prompt notice in writing of the assertion of any claim, of the filing of any action or proceeding, of the occurrence of any damage to the Property or Collateral and of any condemnation offer or action.

3.8 **Acceptance of Trust; Powers and Duties of Trustee.**

(a) Trustee accepts this trust when this Deed of Trust is recorded. From time to time on written request of Beneficiary and presentation of this Deed of Trust for endorsement, and without affecting the personal liability of any person for payment of any indebtedness or the performance of any obligations, Trustee may, without liability and without notice: (i) reconvey all or any part of the Property, (ii) consent to the making of any map or plat; and (iii) join in any grant of easement, any declaration of covenants, conditions, and restrictions, any extension agreement, or any agreement subordinating the lien or charge of this Deed of Trust.

(b) With the approval of Beneficiary, Trustee shall have the right to take any and all lawful action as Beneficiary may instruct Trustee to take to protect or enforce Beneficiary's rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Property for debts contracted for or liability or damages incurred in the management or operation of the Property.

(c) All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law) and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

(d) Should any deed, conveyance, or instrument of any nature be required from Trustor by any Trustee or substitute Trustee to more fully and certainly vest in and confirm to the Trustee or substitute Trustee such estates, rights, powers, and duties, then, upon request by the Trustee or substitute Trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Trustor.

3.9 **Compensation; Exculpation; Indemnification.**

(a) Trustor shall pay reasonable Trustee's fees and reimburse Trustee for reasonable expenses in the administration of this trust, including reasonable attorneys' fees. Beneficiary shall not directly or indirectly be liable to Trustor or any other person as a consequence of (i) the exercise of the rights, remedies or powers granted to Beneficiary in this Deed of Trust; (ii) the failure or refusal of Beneficiary to perform or discharge any obligation or liability of Trustor under any agreement related to the Property or Collateral or under this Deed of Trust; or (iii) any loss sustained by Trustor or any third party resulting from Beneficiary's failure (whether by malfeasance, nonfeasance or refusal to act) to lease the Property after a Default (hereinafter defined) or from any other act or omission (regardless of whether same constitutes negligence) of Beneficiary in managing the Property after a Default unless the loss is caused by the gross negligence or willful misconduct of Beneficiary and no such liability shall be asserted against or imposed upon Beneficiary, and all such liability is hereby expressly waived and released by Trustor.

(b) Trustor indemnifies and holds harmless Trustee and Beneficiary from and against all losses, damages, liabilities, claims, causes of action, judgments, court costs, reasonable attorneys' fees and other legal expenses, cost of evidence of title and value, and other expenses which either may suffer or incur: (i) by reason of this Deed of Trust, (ii) by reason of the execution of this Deed of Trust or in performance of any act required or permitted hereunder or by law, (iii) as a result of any failure of Trustor to perform Trustor's obligations, or (iv) by reason of any alleged obligation or undertaking on Beneficiary's part to perform or discharge any of the representations, warranties, conditions, covenants or other obligations contained in any other document related to the Property. The above obligations of Trustor to indemnify and hold harmless Beneficiary and Trustee shall survive the release and cancellation of the Secured Obligations and the release and reconveyance or partial release and reconveyance of this Deed of Trust. Trustor shall have no obligation to indemnify or hold harmless Trustee or Beneficiary to the extent related to their default of obligations under the Loan Documents, or their negligence or willful misconduct.

(c) Trustor shall pay all amounts and indebtedness arising under this Section 3.9 immediately upon demand by Trustee or Beneficiary together with interest thereon from the date the indebtedness arises at the rate of interest then applicable to the principal balance of the Note as specified therein.

3.10 **Substitution of Trustee**. From time to time, by a writing, signed and acknowledged by Beneficiary and recorded in the Office of the Recorder of the County in which the Property is situated, Beneficiary may appoint another trustee to act in the place and stead of Trustee or any successor. Such writing shall set forth

any information required by law. The recordation of such instrument of substitution shall discharge Trustee herein named and shall appoint the new trustee as the trustee hereunder with the same effect as if originally named Trustee herein. A writing recorded pursuant to the provisions of this Section 3.10 shall be conclusive proof of the proper substitution of such new Trustee.

3.11 **Due on Sale or Encumbrance**. If the Property or any interest therein shall be sold, transferred (including, without limitation, through sale or transfer of a majority or controlling interest of the corporate stock or general partnership interests or limited liability company interests of Trustor, except as otherwise expressly permitted in the Loan Agreement), mortgaged, assigned, further encumbered or leased, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law, without the prior written consent of Beneficiary, THEN Beneficiary, in its sole discretion, may declare all Secured Obligations immediately due and payable. Notwithstanding the terms of Section 3.11 above, (x) any Transfer of all or any part of any direct or indirect equity interest in Borrower between or among the members of Borrower pursuant to the terms of that certain Operating Agreement dated as of December 21, 2015 shall be permissible, (y) any Transfer of all or any part of any direct or indirect equity interest in Strategic Realty Operating Partnership, LP shall be permissible so long as Strategic Realty Trust, Inc., a Maryland corporation, continues to own, directly or indirectly, not less than 51% of the ownership interests in Strategic Realty Operating Partnership, LP, in each case upon giving effect to the applicable transferand and (z) any transfer of the shares of Strategic Realty Trust, Inc, a public non-traded REIT.

3.12 **Releases, Extensions, Modifications and Additional Security**. Without notice to or the consent, approval or agreement of any persons or entities having any interest at any time in the Property and Collateral or in any manner obligated under the Secured Obligations ("**Interested Parties**"), Beneficiary may, from time to time, release any person or entity from liability for the payment or performance of any Secured Obligation, take any action or make any agreement extending the maturity or otherwise altering the terms or increasing the amount of any Secured Obligation, or accept additional security or release all or a portion of the Property and Collateral and other security for the Secured Obligations. None of the foregoing actions shall release or reduce the personal liability of any of said Interested Parties, or release or impair the priority of the lien of and security interests created by this Deed of Trust upon the Property and Collateral.

3.13 **Reconveyance**. Upon Beneficiary's written request, and upon surrender to Trustee for cancellation of this Deed of Trust or a certified copy thereof and any note, instrument, or instruments setting forth all obligations secured hereby, Trustee shall reconvey, without warranty, the Property or that portion thereof then held hereunder. To the extent permitted by law, the reconveyance may describe the grantee as "the person or persons legally entitled thereto" and the recitals of any matters or facts in any reconveyance executed hereunder shall be conclusive proof of the truthfulness thereof. Neither Beneficiary nor Trustee shall have any duty to determine the rights of persons claiming to be rightful grantees of any reconveyance. When the Property has been fully reconveyed, the last such reconveyance shall operate as a reassignment of all future rents, issues and profits of the Property to the person or persons legally entitled thereto.

3.14 **Subrogation**. Beneficiary shall be subrogated to the lien of all encumbrances, whether released of record or not, paid in whole or in part by Beneficiary pursuant to the Loan Documents or by the proceeds of any loan secured by this Deed of Trust.

3.15 **Hazardous Materials.**

(a) **Representations and Warranties**. Trustor hereby specially represents and warrants to the best of Trustor's knowledge as of the date of this Agreement as follows:

(i) Except as previously disclosed to Beneficiary in the written environmental reports and documents delivered by Trustor to Beneficiary, the Property is not and has not been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or

presence of any oil, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are "hazardous substances," "hazardous wastes," "hazardous materials," "toxic substances," "wastes," "regulated substances," "industrial solid wastes," or "pollutants" under the Hazardous Materials Laws, as described below, and/or other applicable environmental laws, ordinances and regulations (collectively, the "**Hazardous Materials**"). "Hazardous Materials" shall not include commercially reasonable amounts of such materials used in the ordinary course of operation of the Property which are used and stored in accordance with all applicable environmental laws, ordinances and regulations.

(ii) Except as previously disclosed to Beneficiary in the written environmental reports and documents delivered by Trustor to Beneficiary, the Property is in compliance with all laws, ordinances and regulations relating to Hazardous Materials ("**Hazardous Materials Laws**"), including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, "CERCLA"), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

(iii) There are no claims or actions ("**Hazardous Materials Claims**") pending or threatened against Trustor or the Property by any governmental entity or agency or by any other person or entity relating to Hazardous Materials or pursuant to the Hazardous Materials Laws.

(iv) The Property has not been designated as Border Zone Property under the provisions of California Health and Safety Code, Sections 25220 et seq. and there has been no occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be designated as Border Zone Property.

(b) **Hazardous Materials Covenants**. Trustor agrees as follows:

(i) **No Hazardous Activities**. Trustor shall not cause or permit the Property to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any Hazardous Materials.

(ii) **Compliance**. Trustor shall comply and cause the Property to comply with all Hazardous Materials Laws.

(iii) **Notices**. Trustor shall immediately notify Beneficiary in writing of: (i) the discovery of any Hazardous Materials on, under or about the Property; (ii) any knowledge by Trustor that the Property does not comply with any Hazardous Materials Laws; (iii) any Hazardous Materials Claims; and (iv) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be designated as Border Zone Property.

(iv) **Remedial Action**. In response to the presence of any Hazardous Materials on, under or about the Property, Trustor shall immediately take, at Trustor's sole expense, all remedial action required by any Hazardous Materials Laws or any judgment, consent decree, settlement or compromise in respect to any Hazardous Materials Claims.

(c) **Hazardous Materials Indemnity**. Trustor hereby agrees to defend, indemnify and hold harmless Beneficiary, its directors, officers, employees, agents, successors and assigns from and against any and all losses, damages, liabilities, claims, actions, judgments, court costs and legal or other expenses (including without limitation, reasonable attorneys' fees and expenses) which Beneficiary may incur as a direct or indirect consequence of the use, generation, manufacture, storage, disposal, threatened disposal, transportation or presence of Hazardous Materials in, on, under or about the Property. Trustor shall immediately pay to Beneficiary upon demand any amounts owing under this Indemnity, together with interest thereon at the rate provided in the Loan Documents. Trustor's duty and obligation to defend, indemnify and hold harmless Beneficiary shall survive the release, reconveyance or partial reconveyance of the Deed of Trust.

(d) **Legal Effect of Section**. Trustor and Beneficiary agree that: (a) this Article 3 is intended as Beneficiary's written request for information (and Trustor's response) concerning the environmental condition of the real property security as required by California Code of Civil Procedure §726.5; and (b) each provision in this Article (together with any indemnity applicable to a breach of any such provision) with respect to the environmental condition of the real property security is intended by Beneficiary and Trustor to be an "environmental provision" for purposes of California Code of Civil Procedure §736, and as such it is expressly understood that Trustor's duty to indemnify Beneficiary hereunder shall survive: (a) any judicial or non-judicial foreclosure under the Deed of Trust, or transfer of the Property in lieu thereof, (b) the release and reconveyance or cancellation of the Deed of Trust; and (c) the satisfaction of all of Trustor's obligation under the Loan Documents.

3.16 **Right of Inspection**. Beneficiary, its agents and employees, may enter the Property at any reasonable time for the purpose of inspecting the Property and Collateral and ascertaining Trustor's compliance with the terms hereof, including the presence of Hazardous Materials.

ARTICLE 4. DEFAULT PROVISIONS

4.1 **Default**. The term "Default" shall mean the occurrence of an Event of Default as defined herein. The existence of a Default shall be deemed to be on the first date of the occurrence of an Event of Default (the "Date of Default"), and all rights and remedies of Beneficiary and Trustee under the Loan Documents with respect thereto, with or without notice, shall be retroactive to the Date of Default. Events of Default are:

(a) The failure of Trustor to make any payment of principal or interest on the Note when the same is due and payable, whether at maturity, by acceleration or otherwise;

(b) The failure of Trustor to pay any other amount due hereunder or under the Note when the same is due and payable;

(c) The sale or transfer of the Property, including, without limitation, through sale or transfer of a majority or controlling interest of the corporate stock, general partnership interests or limited liability company interests of Trustor, without the prior written consent of Beneficiary other than as permitted in section 3.11.;

(d) The mortgage, assignment or further encumbrance of the Property, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law, without the prior written consent of Beneficiary;

(e) The failure of Trustor to perform any non-monetary obligation hereunder, and the continuance of such failure for thirty (30) days after notice, or within any longer grace period, if any, allowed in the Loan Documents for such failure;

(f) The failure to be true (in all material respects) of any representation or warranty of Trustor contained in the Loan Documents;

(g) The existence of any Default as defined in the Loan Documents.

(h) The conduct at or on the Property of any illegal activity under California or Federal law, including but not limited to Cannabis Activities, as defined in the Loan Documents.

4.2 **Rights and Remedies**. At any time after Default, Beneficiary and Trustee shall each have all the following rights and remedies:

(a) With or without notice, to declare all Secured Obligations immediately due and payable;

(b) With or without notice, and without releasing Trustor from any Secured Obligation, and without becoming a mortgagee in possession, to cure any breach or Default of Trustor and, in connection therewith, to enter upon the Property and do such acts and things as Beneficiary or Trustee deem necessary or desirable to protect the security hereof, including, without limitation: (i) to appear in and defend any action or proceeding purporting to affect the security of this Deed of Trust or the rights or powers of Beneficiary or Trustee under this Deed of Trust; (ii) to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the sole judgment of either Beneficiary or Trustee, is or may be senior in priority to this Deed of Trust, the judgment of Beneficiary or Trustee being conclusive as between the parties hereto; (iii) to obtain insurance; (iv) to pay any premiums or charges with respect to insurance required to be carried under this Deed of Trust; or (v) to employ counsel, accountants, contractors and other appropriate persons.

(c) To commence and maintain an action or actions in any court of competent jurisdiction to foreclose this instrument as a mortgage or to obtain specific enforcement of the covenants of Trustor hereunder, and Trustor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purposes of any suit brought under this subparagraph, Trustor waives the defense of laches and any applicable statute of limitations;

(d) To apply to a court of competent jurisdiction for and obtain appointment of a receiver of the Property as a matter of strict right and without regard to the adequacy of the security for the repayment of the Secured Obligations, the existence of a declaration that the Secured Obligations are immediately due and payable, or the filing of a notice of default, and Trustor hereby consents to such appointment;

(e) To enter upon, possess, manage and operate the Property or any part thereof, to take and possess all documents, books, records, papers and accounts of Trustor or the then owner of the Property, to make, terminate, enforce or modify Leases of the Property upon such terms and conditions as Beneficiary deems proper, to make repairs, alterations and improvements to the Property as necessary, in Trustee's or Beneficiary's sole judgment, to protect or enhance the security hereof;

(f) To execute a written notice of such Default and of its election to cause the Property to be sold to satisfy the Secured Obligations. As a condition precedent to any such sale, Trustee shall give and record such notice as the law then requires. When the minimum period of time required by law after such notice has elapsed, Trustee, without notice to or demand upon Trustor except as required by law, shall sell the Property at the time and place of sale fixed by it in the notice of sale, at one or several sales, either as a whole or in separate parcels and in such manner and order, all as Beneficiary in its sole discretion may determine, at public auction to the highest bidder for cash, in lawful money of the United States, payable at time of sale. Neither Trustor nor any other person or entity other than Beneficiary shall have the right to direct the order in which the Property is sold. Subject to requirements and limits imposed by law, Trustee may from time to time postpone sale of all or any portion of the Property by public announcement at such time and place of sale. Trustee shall deliver to the purchaser at such sale a deed conveying the Property or portion thereof so sold, but without any covenant or warranty,

express or implied. The recitals in the deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustee, Trustor or Beneficiary may purchase at the sale;

(g) To resort to and realize upon the security hereunder and any other security now or later held by Beneficiary concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non-judicial proceedings, or both, and to apply the proceeds received upon the Secured Obligations all in such order and manner as Trustee and Beneficiary, or either of them, determine in their sole discretion.

(h) Upon sale of the Property at any judicial or non-judicial foreclosure, Beneficiary may credit bid (as determined by Beneficiary in its sole and absolute discretion) all or any portion of the Secured Obligations. In determining such credit bid, Beneficiary may, but is not obligated to, take into account all or any of the following: (i) appraisals of the Property as such appraisals may be discounted or adjusted by Beneficiary in its sole and absolute underwriting discretion; (ii) expenses and costs incurred by Beneficiary with respect to the Property prior to foreclosure; (iii) expenses and costs which Beneficiary anticipates will be incurred with respect to the Property after foreclosure, but prior to resale, including, without limitation, costs of structural reports and other due diligence, costs to carry the Property prior to resale, costs of resale (e.g. commissions, reasonable attorneys' fees, and taxes), costs of any hazardous materials clean-up and monitoring, costs of deferred maintenance, repair, refurbishment and retrofit, costs of defending or settling litigation affecting the Property, and lost opportunity costs (if any), including the time value of money during any anticipated holding period by Beneficiary; (iv) declining trends in real property values generally and with respect to properties similar to the Property; (v) anticipated discounts upon resale of the Property as a distressed or foreclosed property; (vi) the fact of additional collateral (if any), for the Secured Obligations; <u>and</u> (vii) such other factors or matters that Beneficiary (in its sole and absolute discretion) deems appropriate. In regard to the above, Trustor acknowledges and agrees that: (w) Beneficiary is not required to use any or all of the foregoing factors to determine the amount of its credit bid; (x) this Section does not impose upon Beneficiary any additional obligations that are not imposed by law at the time the credit bid is made; (y) the amount of Beneficiary's credit bid need not have any relation to any loan-to-value ratios specified in the Loan Documents or previously discussed between Trustor and Beneficiary; <u>and</u> (z) Beneficiary's credit bid may be (at Beneficiary's sole and absolute discretion) higher or lower than any appraised value of the Property.

4.3 **<u>Application of Foreclosure Sale Proceeds</u>**. After deducting all costs, fees and expenses of Trustee, and of this trust, including, without limitation, cost of evidence of title and reasonable attorneys' fees in connection with sale and costs and expenses of sale and of any judicial proceeding wherein such sale may be made, Trustee shall apply all proceeds of any foreclosure sale: (a) to payment of all sums expended by Beneficiary under the terms hereof and not then repaid, with accrued interest at the rate of interest specified in the Note to be applicable on or after maturity or acceleration of the Note; (b) to payment of all other Secured Obligations; and (c) the remainder, if any, to the person or persons legally entitled thereto.

4.4 **<u>Application of Other Sums</u>**. All sums received by Beneficiary under Section 4.2 or Section 1.2, less all costs and expenses incurred by Beneficiary or any receiver under Section 4.2 or Section 1.2, including, without limitation, reasonable attorneys' fees, shall be applied in payment of the Secured Obligations in such order as Beneficiary shall determine in its sole discretion; <u>provided</u>, <u>however</u>, Beneficiary shall have no liability for funds not actually received by Beneficiary.

4.5 **<u>No Cure or Waiver</u>**. Neither Beneficiary's nor Trustee's nor any receiver's entry upon and taking possession of all or any part of the Property and Collateral, nor any collection of rents, issues, profits, insurance proceeds, condemnation proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Secured Obligation, nor the exercise or failure to exercise of any other right or remedy by Beneficiary or Trustee or any receiver shall cure or waive any breach, Default or notice of default under this Deed of Trust, or nulllfy the effect of any notice of default or sale (unless all Secured Obligations

then due have been paid and performed and Trustor has cured all other defaults), or impair the status of the security, or prejudice Beneficiary or Trustee in the exercise of any right or remedy, or be construed as an affirmation by Beneficiary of any tenancy, lease or option or a subordination of the lien of or security interests created by this Deed of Trust.

4.6 **Payment of Costs, Expenses and Attorneys' Fees**. Trustor agrees to pay to Beneficiary immediately and without demand all costs and expenses incurred by Trustee and Beneficiary (including, without limitation, court costs and reasonable attorneys' fees, whether incurred in litigation or not) with interest from the date of expenditure until said sums have been paid at the rate of interest then applicable to the principal balance of the Note as specified therein. In addition, Trustor shall pay to Trustee all Trustee's fees hereunder and shall reimburse Trustee for all expenses incurred in the administration of this trust, including, without limitation, any reasonable attorneys' fees.

4.7 **Power to File Notices and Cure Defaults**. Trustor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor, or any other notices that Beneficiary deems appropriate to protect Beneficiary's interest, (b) upon the issuance of a deed pursuant to the foreclosure of the lien of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment or further assurance with respect to the Property and Collateral, Leases and Payments in favor of the grantee of any such deed, as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Beneficiary's security interests and rights in or to any of the Property and Collateral, and (d) upon the occurrence of an event, act or omission which, with notice or passage of time or both, would constitute a Default, Beneficiary may perform any obligation of Trustor hereunder; provided, however, that: (i) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (ii) Beneficiary shall not be liable to Trustor or any other person or entity for any failure to act (whether such failure constitutes negligence) by Beneficiary under this Section.

ARTICLE 5. MISCELLANEOUS PROVISIONS

5.1 **Merger**. No merger shall occur as a result of Beneficiary's acquiring any other estate in, or any other lien on, the Property unless Beneficiary consents to a merger in writing.

5.2 **Obligations of Trustor, Joint and Several**. If more than one person has executed this Deed of Trust as "Trustor", the obligations of all such persons hereunder shall be joint and several.

5.3 **Waiver of Marshalling Rights**. Trustor, for itself and for all parties claiming through or under Trustor, and for all parties who may acquire a lien on or interest in the Property and Collateral, hereby waives all rights to have the Property and Collateral and/or any other property, which is now or later may be security for any Secured Obligation ("Other Property") marshalled upon any foreclosure of the lien of this Deed of Trust or on a foreclosure of any other lien or security interest against any security for any of the Secured Obligations. Beneficiary shall have the right to sell, and any court in which foreclosure proceedings may be brought shall have the right to order a sale of, the Property and any or all of the Collateral or Other Property as a whole or in separate parcels, in any order that Beneficiary may designate.

5.4 **Rules of Construction**. When the identity of the parties or other circumstances make it appropriate, the singular number includes the plural.

5.5 **Successors in Interest**. The terms, covenants, and conditions herein contained shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto; provided, however, that this Section 5.5 does not waive or modify the provisions of Section 3.11.

5.6 **Execution in Counterparts**. This Deed of Trust may be executed in any number of counterparts. All counterparts shall be construed together and shall constitute but one Deed of Trust.

5.7 **Governing Law**. This Deed of Trust shall be construed in accordance with the laws of the State of California, except to the extent that federal laws preempt the laws of the State of California.

5.8 **Notices**. All notices, demands or other communications required or permitted to be given pursuant to the provisions of this Deed of Trust shall be in writing and shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, except that Notice of Default may be sent by certified mail, return receipt requested, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid. Notices so sent shall be effective three (3) days after mailing, if mailed by first class mail, and otherwise upon receipt at the address set forth above; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. For purposes of notice, the address of the parties are set forth in the heading of this Deed of Trust. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days notice to the other party in the manner set forth hereinabove.

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the date set forth above.

3032 WILSHIRE INVESTORS LLC, a Colorado limited liability company

By: 3032 WILSHIRE SM LLC, a Colorado limited liability company, its Manager

By ______________________
William R. Rothacker, Manager

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF ~~CALIFORNIA~~ Colorado
COUNTY OF Arapahoe

On September 4 2018 before me, Jason A. Schmidt, Notary Public
(insert name and title of the officer)

personally appeared William R. Rothacker, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature [signature] (Seal)
Notary Public

JASON A. SCHMIDT
NOTARY PUBLIC
STATE OF COLORADO
NOTARY ID 20184020545
MY COMMISSION EXPIRES MAY 14, 2022

REAL PROPERTY LOAN AGREEMENT

THIS AGREEMENT (**Agreement**) is made on August 31, 2018 by and between 3032 WILSHIRE INVESTORS LLC, a Colorado limited liability company (**Borrower**), whose address is 6400 S. Fiddlers Green Circle, Suite 1820, Greenwood Village, Colorado 80111, and LONE OAK FUND, LLC, a California limited liability company (**Lender**), whose address is 11611 San Vicente Boulevard, Suite 640, Los Angeles, California 90049. The Agreement is entered into for the purpose of transacting a loan secured by real property.

Upon execution of this Agreement by Borrower and the deposit of Lender's Escrow and Title Instructions (**Instructions**) with NORTH AMERICAN TITLE COMPANY (**Settlement Agent**), an escrow shall be opened with Settlement Agent. Borrower and Lender agree to execute, deliver and be bound by any reasonable or customary supplemental escrow instructions of Settlement Agent or other instruments as may reasonably be required by Settlement Agent in order to consummate the transactions contemplated by this Agreement. Any such supplemental instructions shall not conflict with, amend or supersede any portions of the Instructions. To the extent of any inconsistency between the provisions of such supplemental instructions and the provisions of the Instructions, the provisions of the Instructions shall control.

NORTH AMERICAN TITLE COMPANY shall serve as the title insurer in this transaction (**Title Company**).

Defined terms initially appear herein in bold. Capitalized terms and terms not otherwise defined herein shall have the meaning given to such terms in the loan documents associated with this loan.

1. The Loan.

(a) Lender shall make a loan to Borrower (**Loan**) in the sum of $8,750,000.00 (**Loan Amount**), pursuant to the terms of the other Loan Documents, to be secured by a FIRST PRIORITY DEED OF TRUST upon the real property commonly known as 3032 Wilshire Boulevard and 1210 Berkeley Street, Santa Monica, California 90403, and more particularly described as follows (**Property**):

PARCEL 1:

THAT PART OF LOT 3 ON BLOCK 11 OF THE ARTESIAN TRACT, IN THE CITY OF SANTA MONICA, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 4 PAGE 90 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST NORTHERLY CORNER OF SAID LOT; THENCE SOUTHERLY ALONG THE EASTERLY LINE OF SAID LOT, A DISTANCE OF 100 FEET; THENCE WESTERLY AND PARALLEL WITH WILSHIRE BOULEVARD, FORMERLY NEVADA AVENUE, 190 FEET; THENCE NORTHERLY PARALLEL WITH THE EASTERLY LINE OF SAID LOT, 100 FEET TO THE NORTHERLY LINE THEREOF; THENCE EASTERLY ALONG SAID NORTHERLY LINE, 190 FEET TO THE POINT OF BEGINNING.

PARCEL 2:

THE NORTHEASTERLY 70 FEET OF LOT 2 IN BLOCK 11 OF ARTESIAN TRACT, IN THE CITY OF SANTA MONICA, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 4 PAGE 90 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF LOS ANGELES.

2. Loan Documents.

(a) The Loan shall be evidenced by the following **Loan Documents**, which shall be submitted by Lender to Settlement Agent for execution by Borrower:

(i) Agreement.

(ii) Promissory Note (**Note**).

(iii) Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing (**Deed of Trust**).

(iv) Electronic Funds Transfer (**EFT**) Authorization.

(v) Assignment of Plans and Permits.

(b) The **Closing Documents** are the following Loan Documents:

(i) Deed of Trust.

3. Close of Escrow.

(a) The **Close, Close of Escrow** or **Closing** shall be the completion of the loan transaction contemplated by this Agreement as signified by the following:

(i) Delivery of executed Loan Documents to Lender;

(ii) Recording of the Closing Documents in the Office of the Recorder of the County of Los Angeles, California; and

(iii) Upon Closing, Title Company shall issue a standard coverage ALTA Loan Policy of title insurance, insuring Lender *and* its manager, Lone Oak Industries Inc., in the sum of $10,937,500.00, which sum is equal to *one hundred twenty five per cent* (125%) of the Loan Amount (**Title Policy**). The Title Policy shall insure that title to the Property is vested in Borrower and that the Deed of Trust is a FIRST PRIORITY DEED OF TRUST on the Property, subject only to the following exceptions shown in Title Company's Preliminary Report, Order No. 92002-1588964-18, dated as of August 15, 2018:

- **Permitted Exceptions**: Item numbers 1, 6, 7, 8, 9, 10, 11, 13, 15 and 16.

- The following exceptions shall be DELETED and not appear on the Title Policy: Item numbers 2, 3, 4, 5, 12, 14, 17 and 18.

(b) The Closing shall occur on or about September 5, 2018.

4. Obligations of Borrower Prior to Closing.

(a) Obtain hazard insurance in an amount not less than the insurable value of the Improvements to the Property with the normal conditions including fire, extended coverage, vandalism, malicious mischief, and a losses payable endorsement naming Lender, LONE OAK FUND, LLC, 11611 San Vicente Boulevard, Suite 640, Los Angeles, California 90049, as mortgagee. A certificate of evidence of such insurance shall be deposited in escrow and a copy provided to Lender prior to funding. The term "hazard insurance coverage" means insurance against losses caused by perils which are commonly covered in policies described as a "Homeowner's Policy," "General Property Form," "Guaranteed Replacement Cost Insurance," "Special Building Form," "Standard Fire," "Standard Fire with Extended Coverage," "Standard Fire with Special Form Endorsement," or comparable insurance coverage to protect the Property against loss or damage from fire or other perils covered within the scope of a standard extended coverage endorsement. The term **Improvements** means buildings or structures attached to the Property.

(b) Provide Settlement Agent with a copy of a voided check for the bank account Borrower is designating for debiting monthly payments by EFT;

(c) Certify that no junior financing is being employed in this transaction, unless otherwise approved by Lender;

(d) Provide Settlement Agent or Title Company with any funding which Borrower is obligated to make in this transaction prior to funding by Lender;

//

5. Borrower's Payment of Costs and Fees.

(a) Lender shall be without cost or expense in this transaction.

(b) Lender shall wire the **Loan Proceeds**, which are the Loan Amount less the following charges debited to Borrower, to Title Company to be held in escrow:

(i) Interest on the principal Loan amount at the rate of 6.90% per annum in the amount of $1,677.0833 per diem, calculated according to a 360-day year[1], from and including the date the Loan is funded up to and including September 30, 2018.

(ii) **Origination Fee** payable to Lone Oak Industries Inc., licensed real estate brokers, California Bureau of Real Estate (**BRE**) License Identification Number 01371863, for negotiating and arranging the Loan.[2] Said brokers shall be paid the sum of $87,500.00.

(iii) A wire fee of $35.00.

(c) Lender shall net fund escrow after deducting the costs and fees in Section 5(b).

(d) Borrower shall pay, subject to verification and approval of the estimated closing statement provided by Settlement Agent, for all other charges, in amounts to be determined by Settlement Agent, Title Company or by agreement between Borrower and a third party, including, but not limited to:

- **Broker Fees** payable to George Smith Partners, licensed real estate brokers, or others responsible for negotiating and arranging the Loan, to whom Borrower is contractually obligated, in a sum of $43,750.00;

[1] Interest computed based on a 360-day year is greater than interest computed based on a 365-day year.
[2] The BRE may be contacted for license information at (916) 227-0931 or www.dre.ca.gov .

- Liens and encumbrances, which are chargeable to Borrower, and required by Lender to be deleted from title above;
- Title insurance premiums;
- Recording charges;
- Escrow costs and fees;
- Fire insurance premiums;
- Wire fees;
- Messenger and overnight delivery costs;
- Miscellaneous fees and costs.

6. Borrower's Warranties.

Borrower hereby represents and warrants as follows:

(a) Borrower certifies to Lender that all representations and warranties made in all of the Loan Documents are true and correct in all material respects and do not contain any untrue statement of any material fact or omit any material fact necessary to make such representations and warranties not misleading. All such representations and warranties shall remain true and correct in all material respects as of the date hereof and as of the date of any renewal, extension or modification of the Loan, and at all times the Loan is outstanding. Each representation and warranty made in any Loan Document, or in any other document delivered to Lender by Borrower or any guarantor of the Loan, shall be deemed to have been relied upon by Lender notwithstanding any investigation, inspection or inquiry theretofore or thereafter made by or on behalf of Lender;

(b) Borrower has read and understands the Loan Documents and/or has employed counsel or representatives in connection therewith and acknowledges that the

Loan Documents constitute the entire agreement of the parties with respect to the Loan, and supersede in all respects any and all other negotiations, representations, correspondence or communications between or among the parties, and their agents and representatives, whether oral or written;

(c) Borrower acknowledges that the Loan has been negotiated and arranged by Lone Oak Industries Inc., real estate brokers licensed by the State of California, as the agent for Lender, for compensation paid by Borrower. Borrower further acknowledges that said brokers performed services with respect to the Loan transaction, including, but not limited to: inspection of the Property, negotiation of the terms of the Loan, consultation and advice to Lender, title review and consultation with Title Company, document review, calculation of payments, drafting and preparation of Loan Documents, consultation with Settlement Agent and submittal of Loan Documents to Settlement Agent for execution and processing.

(d) Borrower is duly organized, validly existing, and in good standing under the laws of the state of its organization and all other states if any in which Borrower is required to be qualified.

(e) A true and complete copy of Borrower's organizational documents and all amendments thereto have been furnished to Lender, and no party is in default of its obligations under Borrower's organizational documents and no condition exists which, with the giving of notice and/or the passage of time, would constitute a default under Borrower's organizational documents.

(f) The individuals executing the Loan Documents on behalf of Borrower and any guarantor are authorized and empowered by their signatures alone to bind Borrower and any such guarantor, respectively.

(g) There are no actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting it, the Property, the Collateral or any guarantor of the Loan, or involving the validity or enforceability of this Deed of Trust or the priority of the lien thereof, at law or in equity, or before or by any governmental entity which has jurisdiction or control over the Property or the Collateral, including, without limitation, any federal authority, state, city, county, agency, department, commission, board, bureau or instrumentality or political subdivision of any of them (**Governmental Authority**). Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority.

To the best of Borrower's knowledge, neither the Property, nor any portion thereof nor interest therein, has been or will be purchased, improved, equipped or furnished with proceeds of any illegal activity, as defined by California or Federal law, including activities relating to the growth, harvesting, use, storage, distribution or sale of cannabis or products containing cannabis (**Cannabis Activities**) at the Property.

There has not, to the best of Borrower's knowledge, been, and shall never hereafter be committed by Borrower or any other person or entity in occupancy of or involved with the operation or use of the Property, any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower's obligations under this Agreement, the Note, the Deed of Trust or the other Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Without limiting the foregoing, and notwithstanding the provisions of the California Adult Use of Marijuana Act and any other laws in the State of California

that decriminalize or otherwise permit Cannabis Activities, Borrower acknowledges that Cannabis Activities are illegal under Federal law and agrees not to engage in or permit any Cannabis Activities on the Property.

7. Miscellaneous Provisions.

(a) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors, nominees, and assigns. Except as otherwise provided for herein, neither this Agreement, nor any interest herein, shall be assignable by Borrower without the written consent of Lender having been first obtained.

(b) In addition to the acts and deeds recited herein and contemplated to be performed, executed, or delivered by Borrower, Borrower and Lender shall perform, execute, or deliver or cause to be performed, executed, or delivered at the close of escrow or after the close of escrow, any and all further acts, deeds and assurances as Settlement Agent or Title Company may reasonably require to consummate the transaction contemplated hereunder.

(c) This Agreement shall be construed under and in accordance with the laws of the State of California. The proper venue for any action filed by either party to enforce or interpret the provisions of this Agreement shall be the County of Los Angeles.

(d) This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement.

(e) The headings used throughout this instrument have been used for convenience only and do not constitute matter to be considered in interpreting this Agreement.

(f) In the event of any dispute hereunder or any proceeding to enforce the provisions hereof, regardless of whether the Loan contemplated by this Agreement actually closes, the prevailing party in such dispute or proceeding shall be entitled to recover, among other things, all costs, reasonable attorneys' fees and reasonable disbursements, regardless of whether such dispute or proceeding is handled by attorneys who are employees of such party or outside counsel. "Prevailing party in any dispute or proceeding" shall mean the party who obtains substantially all of the relief sought by such party.

(g) Time is of the essence of this Agreement, it being understood that each date or time for performance set forth herein, particularly the Closing Date, and the obligations of the parties to be satisfied by such dates, have been agreed upon pursuant to specific negotiation by the parties.

(h) This Agreement is intended to be solely for the benefit of Lender and Borrower, and no other person shall have any other rights hereunder or be deemed to be a third party beneficiary hereof.

(i) Lender is licensed as a California Finance Lender, Department of Business Oversight license number 603B623.

(j) This Agreement does not constitute a commitment by Lender to make the Loan.

(k) The satisfaction of all conditions herein is a condition precedent to any obligation Lender may have under this Agreement and the Loan Documents.

(l) **NOTICE TO BORROWER: THIS LOAN REQUIRES A BALLOON PAYMENT (THE FULL PRINCIPAL BALANCE OF THE LOAN) AT THE MATURITY DATE. IF YOU DO NOT HAVE THE FUNDS TO PAY THE BALLOON PAYMENT WHEN IT COMES DUE, YOU MAY HAVE TO OBTAIN A NEW LOAN AGAINST YOUR PROPERTY TO MAKE THE BALLOON PAYMENT. IN THAT CASE, YOU MAY AGAIN HAVE TO PAY COMMISSIONS, FEES, AND EXPENSES FOR THE ARRANGING OF THE NEW LOAN. IN ADDITION, IF YOU ARE UNABLE TO MAKE THE MONTHLY PAYMENTS OR THE BALLOON PAYMENT, YOU MAY LOSE THE PROPERTY AND ALL OF YOUR EQUITY THROUGH FORECLOSURE. KEEP THIS IN MIND IN AGREEING TO THE AMOUNT AND THE TERMS OF THIS LOAN.**

BORROWER:
3032 WILSHIRE INVESTORS LLC, a
Colorado limited liability company

By: 3032 WILSHIRE SM LLC, a Colorado
limited liability company, its Manager

By____________________________
William R. Rothacker, Manager

LENDER:
LONE OAK FUND, LLC, a
California limited liability company

By: LONE OAK INDUSTRIES INC., a
California corporation, Manager

By____________________________
James A. Rothstein, President

ASSIGNMENT OF PLANS AND PERMITS

The undersigned, 3032 WILSHIRE INVESTORS LLC, a Colorado limited liability company ("Borrower") irrevocably assigns to LONE OAK FUND, LLC, a California limited liability company, or its assigns ("Lender"), and grants to Lender a security interest in and assignment (conjunctively the "Assignment") of all of its right, title and interest in and to all permits, licenses, entitlements, approvals, architectural, planning, engineering, surveying and consultation contracts, subcontracts and work product in connection with the entitlement, planning, design and development of the following described property (the "Mortgaged Property"):

PARCEL 1:

THAT PART OF LOT 3 ON BLOCK 11 OF THE ARTESIAN TRACT, IN THE CITY OF SANTA MONICA, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 4 PAGE 90 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST NORTHERLY CORNER OF SAID LOT; THENCE SOUTHERLY ALONG THE EASTERLY LINE OF SAID LOT, A DISTANCE OF 100 FEET; THENCE WESTERLY AND PARALLEL WITH WILSHIRE BOULEVARD, FORMERLY NEVADA AVENUE, 190 FEET; THENCE NORTHERLY PARALLEL WITH THE EASTERLY LINE OF SAID LOT, 100 FEET TO THE NORTHERLY LINE THEREOF; THENCE EASTERLY ALONG SAID NORTHERLY LINE, 190 FEET TO THE POINT OF BEGINNING.

PARCEL 2:

THE NORTHEASTERLY 70 FEET OF LOT 2 IN BLOCK 11 OF ARTESIAN TRACT, IN THE CITY OF SANTA MONICA, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 4 PAGE 90 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF LOS ANGELES.

The Assignment includes, but is not limited to, planning, architectural and engineering plans, renderings, surveys, specifications and reports, reports and plans of all engineering

consultants and other consultants employed by Borrower or Borrower's contractors and its interest in all governmental plan checks, reviews and permits obtained for the recordation of a subdivision map of the Mortgaged Property and any lawful construction on the Mortgaged Property. The payment by Borrower of fees to any governmental entity in connection therewith shall be deemed a benefit running with the land and in the event Lender obtains ownership of the Mortgaged Property, Borrower shall have no right to a refund of fees paid. In the event Lender obtains ownership of the Mortgaged Property, Borrower shall physically transfer all of the items referred to herein in Borrower's possession to Lender or direct its contractors to make such transfer. In this regard Borrower warrants that it will take all steps reasonably necessary to facilitate the transfer of such items to Lender. This Assignment shall lapse upon payment in full of all sums due Lender under the Note Secured by Deed of Trust.

Dated: August 31, 2018

3032 WILSHIRE INVESTORS LLC, a Colorado limited liability company

By: 3032 WILSHIRE SM LLC, a Colorado limited liability company, its Manager

By________________________
William R. Rothacker, Manager